UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 27, 2008, as previously disclosed, StockerYale Waterloo Acquisition Inc. (“StockerYale Waterloo”), a wholly-owned subsidiary of StockerYale, Inc., a Massachusetts corporation (“StockerYale”), filed an Offer to Purchase and Circular dated June 27, 2008 with Canadian securities regulatory authorities, relating to the offer (the “Offer”) by StockerYale Waterloo to purchase all of the outstanding Common Shares of Virtek Vision International Inc. (“Virtek”) upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular.

In connection with the Offer, StockerYale arranged for financing of up to $22.0 million (the “Financing”) from Valens Offshore SPV II, Corp. and its affiliates (“Valens”) in order to fund the acquisition of all of the outstanding Common Shares of Virtek. However, the Financing is subject to customary conditions to closing. In addition, Valens’ offer and commitment to provide the loans under the Financing will expire on August 31, 2008 unless StockerYale elects to extend the commitment. StockerYale is not obligated to complete the Financing with Valens, as StockerYale has the option to arrange financing from a different lender.

On June 30, 2008, in connection with the commitment of Valens to provide the Financing, StockerYale issued an aggregate of 1,628,664 shares of common stock of StockerYale to Valens. In addition, the terms of the provision by Valens of the loans under the Financing call for (i) the issuance of a warrant with a nominal exercise price to Valens to purchase shares of common stock of StockerYale in an aggregate amount equal to 12% of the amount of the loans provided to StockerYale under the Financing, based on a share price of $0.5219 and (ii) the repricing of all warrants previously issued to Valens to an exercise price of $0.5219. Furthermore, should StockerYale borrow more than $18.5 million from Valens under the Financing, StockerYale will issue an additional warrant with a nominal exercise price to Valens to purchase shares of common stock of StockerYale in an aggregate amount equal to 3% of the amount of the loans provided to StockerYale based on a share price of $0.5219. Should StockerYale Waterloo not complete the acquisition of at least 66 2/3% of the Common Shares of Virtek, and, therefore, not borrow funds from Valens, StockerYale will not issue any warrants to Valens, nor will it reprice the warrants previously issued to Valens. In the event StockerYale Waterloo does complete the acquisition of at least 66 2/3% of the Common Shares of Virtek, but less than $22.0 million is borrowed from Valens, the number of warrants that may become issuable to Valens in connection with the Financing will be reduced based on the amount funded by Valens.

StockerYale will, if required by the rules of The Nasdaq Stock Market, including Rule 4350(i)(1)(C), seek and obtain stockholder approval for the issuance of the shares of common stock issuable upon exercise of any warrants issued to Valens in connection with the Financing, which could result in an issuance of common stock in excess of 19.9% of the outstanding shares of common stock of StockerYale as of June 30, 2008. Any warrants issued in excess of 19.9% of the outstanding shares of common stock of StockerYale as of June 30, 2008 will not be exercisable until such time as stockholder approval is obtained.

The issuance of the securities described above was effected without registration in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as a sale by the Company not involving a public offering. No underwriters were involved with the issuance and sale of such securities.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: July 7, 2008

By: /s/ Mark W. Blodgett

        Mark W. Blodgett

        President, Chief Executive Officer

        and Chairman of the Board